     As filed with the Securities and Exchange Commission on June 30, 2000
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             THE BISYS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                 13-3532663
(State or Other                                          (I.R.S. Employer
Jurisdiction of                                          Identification Number)
Incorporation or
Organization)

                                 150 Clove Road
                      Little Falls, New Jersey 07424-2136
               (Address of Principal Executive Offices)(Zip Code)

                                ----------------

                             THE BISYS GROUP, INC.
                         1999 EQUITY PARTICIPATION PLAN
                            (Full Title of the Plan)

                                ----------------

                              KEVIN J. DELL, ESQ.
            Executive Vice President, General Counsel and Secretary
                             The BISYS Group, Inc.
                                 150 Clove Road
                      Little Falls, New Jersey 07424-2136
                    (Name and address of agent for service)

                                 (973) 812-8600
         (Telephone number, including Area Code, of Agent for Service)

                                ----------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed               Proposed
                                                                       maximum                maximum               Amount of
Title of securities                         Amount to be        offering price per            aggregate             registration
 to be registered                           registered(1)             share(2)            offering price(2)          fee(1)(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par value                 2,000,000           $60.50                    $121,000,000              $31,944
(including Common Stock                        Shares
purchase rights)(3)
----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Instruction E to Form S-8, this registration shall also be deemed to cover 247,539 shares, 362,400 shares and 781,497 shares, or an aggregate of 1,391,436 shares, previously registered on Form S-8, File Nos. 33-91676, 333-2966 and 333-43351, respectively, which shares are being carried forward from predecessor plans and for which an aggregate registration fee of $12,781 was paid with the registration of those shares.

(2) Calculated pursuant to Rule 457(c) and 457(h) based upon a price of $60.50 per share, which was the average of the high and low prices reported on the Nasdaq National Market on June 27, 2000.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

                                EXPLANATORY NOTE

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 2,000,000 shares of the Registrant's common stock, $.02 par value ("Common Stock"), issuable pursuant to the Registrant's 1999 Equity Participation Plan (the "Plan"). A total of 1,550,000 shares of Common Stock were registered by Registration Statement on Form S-8, File No. 33-91676, to be issued pursuant to The BISYS Group, Inc. Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "1992 Plan"). A total of 1,000,000 shares of Common Stock were registered by a Registration Statement on Form S-8, File No. 333-2966, to be issued pursuant to The BISYS Group, Inc. 1995 Stock Option Plan (the "1995 Plan"). A total of 2,000,000 shares of Common Stock were registered by a Registration Statement on Form S-8, File No. 333-43351, to be issued pursuant to The BISYS Group, Inc. 1996 Stock Option Plan (the "1996 Plan"). There are 247,539 shares registered in connection with the 1992 Plan, 362,400 shares registered in connection with the 1995 Plan and 781,497 shares registered in connection with the 1996 Plan, or an aggregate of 1,391,436 shares, which remain available for the grant of options under the respective plans. On November 12, 1999, the Company's stockholders approved the Plan. These 1,391,436 shares registered in connection with the 1992 Plan, 1995 Plan and 1996 Plan are carried forward to, and are deemed covered by, this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to Rule 428(b)(1) under the Securities Act of 1933 (the "Act"), the documents containing the information specified in this Part I will be sent or given to participants under the Plan. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (file no. 1-6571) that contains audited financial statements for the Registrant's fiscal year ended June 30, 1999;

          (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended June 30, 1999; and

          (c) the description of Common Stock and purchase rights for shares of Common Stock associated with Common Stock set forth in the Company's registration statements on Form 8-A filed with the Commission pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. And such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

     A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions, or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

     The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                             Description
-------                            -----------

4.1 Amended and Restated Certificate of Incorporation of The BISYS Group, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, No. 333-02932).

4.2 Amended and Restated By-laws of The BISYS Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Commission File No. 0-19922).

4.3 The BISYS Group, Inc. 1999 Equity Participation Plan (incorporated by reference to Exhibit B to the Registrant's proxy statement for its 1999 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on October 12, 1999).

5*        Opinion of Drinker Biddle & Shanley LLP

23.1*     Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5).

23.2*     Consent of PricewaterhouseCoopers LLP

24*       Powers of Attorney

---------------------------
* Filed herewith

ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on the 29th day of June, 2000.

                                        THE BISYS GROUP, INC.



                                        By: /s/ Lynn J. Mangum
                                            -----------------------------------
                                               Lynn J. Mangum
                                               Chairman of the Board, President
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signatures                  Title                       Date
       ----------                  -----                       ----

/s/ Lynn J. Mangum          Director, Chairman of the      June 29, 2000
------------------------    Board, President and Chief
     Lynn J. Mangum         Executive Officer (Principal
                            Executive Officer)


/s/ Dennis R. Sheehan       Executive Vice President and   June 29, 2000
------------------------    Chief Financial Officer
     Dennis R. Sheehan      (Principal Accounting and
                            Financial Officer)


         *                  Director                       June 29, 2000
------------------------
     Robert J. Casale


         *                  Director                       June 29, 2000
------------------------
     Thomas A. Cooper


         *                  Director                       June 29, 2000
------------------------
     Jay W. DeDapper


         *                  Director                       June 29, 2000
------------------------
     John J. Lyons

         *                  Director                       June 29, 2000
------------------------
    Thomas E. McInerney


         *                  Director                       June 29, 2000
-------------------------
    Joseph J. Melone


*Lynn J. Mangum hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 29, 2000 pursuant to a power of attorney filed herewith.


                                        By:  /s/ Lynn J. Mangum
                                            --------------------------------
                                               Lynn J. Mangum
                                               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
5                   Opinion of Drinker Biddle & Shanley LLP

23.1                Consent of Drinker Biddle & Shanley LLP
                         (included in Exhibit 5)

23.2                Consent of PricewaterhouseCoopers LLP

24                  Powers of Attorney